Exhibit 99.1

Tenax Therapeutics Announces Late-Breaking Presentation of LEVEL Clinical Trial Data at ESC Congress 2026

Abstract recently submitted in anticipation of initial data analysis ahead of ESC

Company expects to report topline LEVEL results in August

CHAPEL HILL, N.C., July 2, 2026 (GLOBE NEWSWIRE) – Tenax Therapeutics, Inc. (Nasdaq: TENX) (“Tenax” or “Tenax Therapeutics” or the “Company”) announced today that results from the Phase 3 LEVEL clinical trial will be presented in a Late-Breaking Clinical Science session at the European Society of Cardiology (ESC) Congress 2026, being held August 28-31 in Munich, Germany.

In anticipation of potentially receiving topline results from the LEVEL clinical trial in time for presentation at ESC, an abstract was recently submitted. The Company now expects to report data in August 2026, and in the weeks ahead will proceed towards the planned database lock and statistical analysis.

Presentation Details

•	Title: “Levosimendan in patients with pulmonary hypertension due to heart failure with preserved ejection fraction: results of the LEVEL trial”

•	Presenter: Professor Sanjiv Shah, MD, Northwestern University

•	Presentation Date/Time: Saturday, 29 August 2026, 11:15-11:30 CEST

•	Location: Messe München GmbH, Munich, Germany

LEVEL (NCT05983250) is a registrational Phase 3 clinical trial evaluating TNX-103 (oral levosimendan) in patients with pulmonary hypertension in heart failure with preserved ejection fraction (PH-HFpEF) in the United States and Canada. Enrollment of over 230 patients was completed in March 2026. In December 2025, a prespecified Blinded Sample Size Re-estimation (BSSR) demonstrated the trial is powered at well over 90% to detect a 25-meter change in 6-minute walk distance (6MWD), the primary endpoint.

About Tenax Therapeutics

Tenax Therapeutics, Inc. is a Phase 3, development-stage pharmaceutical company using clinical insights to develop novel cardiopulmonary therapies. The Company owns global rights to develop and commercialize levosimendan, which it is developing for the treatment of PH-HFpEF, the most prevalent form of pulmonary hypertension globally, for which no product has been approved to date. For more information, visit www.tenaxthera.com. Tenax Therapeutics’ common stock is listed on The Nasdaq Stock Market LLC under the symbol “TENX”.

Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These forward-looking statements may include information concerning our clinical trials and our possible or projected future business operations. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, location, initiation, enrollment, and results of such trials; any delays in regulatory review and approval of product candidates in development; our estimates regarding the potential market opportunity for our product candidates; reliance on third parties, including Orion Corporation, our manufacturers and CROs; risks regarding the formulation, production, marketing, customer acceptance and clinical utility of our product candidates; the potential advantages of our product candidates; risks related to our business strategy, including the prioritization and development of product candidates; our competitive position; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including our executives and on our Board of Directors; intellectual property risks; volatility and uncertainty in the global economy and financial markets in light of unexpected changes in tariffs and the possibility of pandemics, global financial and geopolitical uncertainties, including in the Middle East and the Russian invasion of and war against the country of Ukraine; risks associated with our cash needs; changes in legal, regulatory and legislative environments in the markets in which we operate, and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contact:

Investor and Media:

Argot Partners

tenax@argotpartners.com